EXHIBIT 99.1

January 8, 2010

Board of Directors

Lightwave Logic, Inc.

To Whom It May Concern:

I hereby resign as a director of Lightwave Logic, Inc. effective today.

Sincerely,

/s/ Thomas P. Smith

Thomas P. Smith